Universal Forest Products, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Lynn Afendoulis

Director, Corporate Communications

(616) 365-1502

FOR IMMEDIATE RELEASE

Wednesday, July 18, 2018

UFPI posts record second-quarter earnings and sales
- Second quarter marks three years of consecutive quarterly records -

GRAND RAPIDS, Mich., Wednesday, July 18, 2018 – Universal Forest Products, Inc. (Nasdaq: UFPI) today reported record financial results for the second quarter ended June 30, 2018, the twelfth consecutive quarter in which the company has reported records in both net sales and net earnings.

“The employees of Universal continue to work hard to set records, and I am privileged to announce the results,” stated CEO Matt Missad. The company’s second-quarter results benefited from unit sales growth and a rising lumber market but were adversely impacted by rising costs for transportation and labor.

“Our focus remains on growing unit sales organically and through acquisitions, while enhancing our sales mix of new and value-added products,” Matt added. “Our recently completed acquisition of North American Container Corp. (NACC) will enhance our goal of being the packaging solutions provider and adds non-wood packaging alternatives to our product offering. Additionally, our increased resource allocation to new products and services is paying dividends, as new product sales year-to-date have increased to $262 million from $211 million in 2017. We’ll also continue to focus on margin improvement and improving productivity through automation, including the expanded use of specialized material processing equipment and robotics.”

Recent Acquisition Activity
In early June, Universal closed on its acquisition of North American Container Corp. (NACC), an industrial packaging manufacturer based in Georgia with sales of approximately $71 million in 2017.

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Universal Forest Products, Inc.

Second Quarter 2018 Highlights (comparisons on a year-over-year basis):

-	Diluted earnings per share were $0.71, up from $0.55
-	Net earnings attributable to controlling interest were $44.0 million, up 31 percent
-	EBITDA was $77.0 million, up 14 percent
-	Gross sales increased 21 percent, with gains of 19 percent in the Retail and Industrial markets and 26 percent in the Construction market
-	Unit sales contributed 8 percent of gross sales growth; higher prices due to the lumber market contributed 13 percent
-	Organic sales contributed 7 percent to unit growth while acquisitions added 1 percent
-	New product sales were $153.1 million, up 25 percent

By market, the company reported the following second-quarter 2018 gross sales results:

Retail

•	$546 million, up 19 percent over the same period of 2017, as unit sales contributed 6 percent and price increases accounted for 13 percent
•	Organic sales accounted for all of the unit sales growth
•	Sales to big box customers increased 16 percent, while sales to independent customers grew 25 percent

Construction

•	$371 million, up 26 percent over the same period of 2017, as unit sales contributed 10 percent and price increases accounted for 16 percent
•	Organic sales accounted for 9 percent of the unit sales growth, while acquisitions accounted for 1 percent
•	The company saw double-digits sales increases to customers in commercial construction (32 percent), manufactured housing (28 percent) and residential construction (22 percent)

Industrial

•	$404 million, up 19 percent over the same period of 2017, as unit sales accounted for 8 percent and price increases accounted for 11 percent
•	Organic sales accounted for 5 percent of the unit sales growth, while acquisitions contributed 3 percent
•	The company sees favorable growth opportunities in the non-wood packing market and is adding resources to better serve this market

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Universal Forest Products, Inc.

CONFERENCE CALL

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, July 19, 2018. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547, and internationally at 213-660-0879. Use conference pass code 9596393. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through August 19, 2018, at 855-859-2056, 404-537-3406 or 800-585-8367.

UNIVERSAL FOREST PRODUCTS, INC.

Universal Forest Products, Inc. is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies.  Management considers EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

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Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED

JUNE 2018/2017

	Quarter Period				Year to Date
(In thousands, except per share data)	2018		2017		2018		2017
NET SALES	$1,294,440	100%	$1,072,375	100%	$2,288,297	100%	$1,918,505	100%

COST OF GOODS SOLD	1,128,751	87.2	924,135	86.2	1,991,719	87.0	1,649,526	86.0

GROSS PROFIT	165,689	12.8	148,240	13.8	296,578	13.0	268,979	14.0

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	104,595	8.1	94,605	8.8	197,800	8.6	181,587	9.5
NET LOSS (GAIN) ON DISPOSITION AND IMPAIRMENT OF ASSETS	477	—	(264)	—	(6,057)	(0.3)	(328)	—

EARNINGS FROM OPERATIONS	60,617	4.7	53,899	5.0	104,835	4.6	87,720	4.6

OTHER EXPENSE, NET	2,067	0.2	1,490	0.1	3,127	0.1	2,906	0.2

EARNINGS BEFORE INCOME TAXES	58,550	4.5	52,409	4.9	101,708	4.4	84,814	4.4

INCOME TAXES	13,420	1.0	17,835	1.7	22,994	1.0	28,605	1.5

NET EARNINGS	45,130	3.5	34,574	3.2	78,714	3.4	56,209	2.9

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,086)	(0.1)	(932)	(0.1)	(1,836)	(0.1)	(1,505)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$44,044	3.4	$33,642	3.1	$76,878	3.4	$54,704	2.9

EARNINGS PER SHARE - BASIC	$0.71		$0.55		$1.24		$0.89

EARNINGS PER SHARE - DILUTED	$0.71		$0.55		$1.24		$0.89

COMPREHENSIVE INCOME	41,225		35,961		74,370		60,631

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(119)		(1,460)		(1,713)		(2,887)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$41,106		$34,501		$72,657		$57,744

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2018	2017	%	2018	2017	%
Retail	$545,492	$458,267	19%	$916,453	$770,619	19%
Industrial	404,090	340,463	19%	737,056	621,062	19%
Construction	370,786	293,465	26%	678,526	559,371	21%
Total Gross Sales	1,320,368	1,092,195	21%	2,332,035	1,951,052	20%
Sales Allowances	(25,928)	(19,820)	-31%	(43,738)	(32,547)	-34%
Total Net Sales	$1,294,440	$1,072,375	21%	$2,288,297	$1,918,505	19%

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

JUNE 2018/2017

(In thousands)
ASSETS	2018	2017	LIABILITIES AND EQUITY	2018	2017

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$27,501	$24,625	Cash overdraft	$33,608	$22,769
Restricted cash	16,758	905	Accounts payable	197,408	160,250
Investments	14,493	10,401	Accrued liabilities	138,809	126,210
Accounts receivable	489,145	398,529	Current portion of debt	542	2,378
Inventories	531,874	438,435
Other current assets	32,860	21,970

TOTAL CURRENT ASSETS	1,112,631	894,865	TOTAL CURRENT LIABILITIES	370,367	311,607

OTHER ASSETS	20,266	17,734
INTANGIBLE ASSETS, NET	263,024	253,484	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	276,274	204,752
			OTHER LIABILITIES	42,255	49,319
PROPERTY, PLANT AND EQUIPMENT, NET	340,698	315,956	EQUITY	1,047,723	916,361

TOTAL ASSETS	$1,736,619	$1,482,039	TOTAL LIABILITIES AND EQUITY	$1,736,619	$1,482,039

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED

JUNE 2018/2017

(In thousands)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$78,714	$56,209
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	26,144	23,248
Amortization of intangibles	2,702	2,377
Expense associated with share-based and grant compensation arrangements	1,924	1,381
Deferred income taxes (credit)	(565)	355
Equity in earnings of investee	—	(26)
Net gain on disposition and impairment of assets	(6,057)	(328)
Changes in:
Accounts receivable	(155,666)	(101,239)
Inventories	(61,828)	(26,979)
Accounts payable and cash overdraft	62,665	38,146
Accrued liabilities and other	15,895	22,067
NET CASH FROM OPERATING ACTIVITIES	(36,072)	15,211

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(54,313)	(34,549)
Proceeds from sale of property, plant and equipment	36,724	1,039
Acquisitions and purchase of noncontrolling interest, net of cash received	(37,960)	(59,658)
Purchases of investments	(9,348)	(15,118)
Proceeds from sale of investments	3,180	7,247
Other	(1,352)	1,152
NET CASH USED IN INVESTING ACTIVITIES	(63,069)	(99,887)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	488,853	444,601
Repayments under revolving credit facilities	(431,657)	(349,311)
Borrowings of debt	1,639	—
Repayments of debt	(5,437)	—
Issuance of long-term debt	75,000	—
Proceeds from issuance of common stock	500	331
Distributions to noncontrolling interest	(1,078)	(1,953)
Dividends paid to shareholders	(11,090)	(9,207)
Repurchase of common stock	(1,819)	(9,934)
Other	(71)	(6)
NET CASH FROM (USED IN) FINANCING ACTIVITIES	114,840	74,521

Effect of exchange rate changes on cash	(256)	1,196
NET CHANGE IN CASH AND CASH EQUIVALENTS	15,443	(8,959)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,816	34,489

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$44,259	$25,530

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$28,339	$34,091
Restricted cash, beginning of period	477	398
All cash and cash equivalents, beginning of period	$28,816	$34,489

Cash and cash equivalents, end of period	$27,501	$24,625
Restricted cash, end of period	16,758	905
All cash and cash equivalents, end of period	$44,259	$25,530

Universal Forest Products, Inc.

EBITDA RECONCILIATION TO NET EARNINGS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED

JUNE 2018/2017

	Quarter Period		Year to Date
(In thousands)	2018	2017	2018	2017
Net Earnings	$45,130	$34,574	$78,714	$56,209
Interest Expense	2,247	1,839	4,025	3,343
Taxes	13,420	17,835	22,994	28,605
Expense associated with Share-Based Compensation Arrangements	830	765	1,924	1,382
Net (Loss) Gain on Disposition and Impairment of Assets	477	(264)	(6,057)	(328)
Depreciation Expense	13,432	11,763	26,144	23,155
Amortization of Intangibles	1,474	1,259	2,702	2,378
EBITDA	$77,010	$67,771	$130,446	$114,744